Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Rasmus Gerdeman +1.215.299.5924
Rasmus.Gerdeman@livent.com

Livent Corporation Announces First Quarter 2019 Results
First Quarter Highlights

•	Revenue of $98.3 million

•	GAAP net income of $16.9 million

•	GAAP earnings per diluted share of 12 cents

•	Adjusted EBITDA of $27.6 million

•	Completed full separation from FMC Corporation via share distribution on March 1, 2019

PHILADELPHIA, May 7, 2019 - Livent Corporation (NYSE: LTHM) today reported results for the first quarter of 2019. Livent reported revenue of $98.3 million, a decrease of 4 percent compared to the same quarter in 2018, and GAAP net income of $16.9 million. First quarter 2019 Adjusted EBITDA and adjusted earnings per share were $27.6 million and 12 cents per diluted share, respectively. Livent also successfully completed its separation from FMC Corporation via a share distribution on March 1st, resulting in full independence as a publicly traded company.
Revenue, Adjusted EBITDA and adjusted earnings per share were all in-line with the guidance ranges, with price/customer mix, volumes and costs all consistent with previously communicated expectations. Operationally, the third lithium hydroxide line in China was successfully brought into commercial production during the quarter, and lithium carbonate operations in Argentina resumed normal levels following almost three weeks of lost production due to the heavy rains in late January. A total of approximately one thousand tons of lithium carbonate production for 2019 were lost, higher than the Company indicated in February.
“By processing additional third-party carbonate, we were able to ensure that supply to customers was not disrupted,” said Paul Graves, president and chief executive officer of Livent Corporation. “At the same time, we safely and efficiently brought lithium carbonate production in Argentina back to normal operating levels.”

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Livent continues to move forward with its expansion programs in Argentina and in the United States, which remain on track with the first production from these expansions currently expected in the second half of 2020.
“The spin marked the final step in the separation of ownership from FMC and we are excited about our path ahead as a fully independent company,” Graves said. “We remain firmly committed to our expansion projects, which remain on schedule and on budget. It is important that these expansions are completed on time to meet commitments to our customers in the energy storage industry. The expansions will use our existing processes and technologies to deliver a low cost and high-quality supply of both lithium carbonate and high-performance lithium hydroxide.”
Q2 and 2019 Outlook (1)
Livent expects second quarter 2019 revenue to be in a range of $105 million to $115 million, compared to $108 million in the same period in 2018. Second quarter 2019 Adjusted EBITDA and adjusted earnings per share are projected to be in a range of $26 million to $30 million and 11 cents to 14 cents per diluted share, respectively.
There are two primary factors influencing Livent’s outlook for the second quarter and the rest of the year, compared to prior guidance. These are the impact of the disruptions to operations in Argentina in the first quarter, which will lead to one-off costs mainly in the second quarter, and delays of 2019 orders of high-performance lithium hydroxide by a small number of customers, which will lead to lower volumes and lower average realized price for Livent’s lithium hydroxide sales in 2019.
Volumes are projected to be higher in the second quarter than in the first quarter, reflecting more available lithium hydroxide from the third manufacturing line in China. Customer mix will be similar to the first quarter, with a large long-term customer taking roughly two-thirds of its contracted volume for 2019 during the first half of the year. This timing is unrepresentative of historical patterns with this particular customer. In addition, Livent expects to increase deliveries to customers in China in the second quarter, relative to the first quarter. However, these deliveries will be at lower prices than those realized in 2018, reflecting current market conditions in China. Livent will also incur one-off costs in the second quarter, stemming from the impact of lost carbonate production in the first quarter.
Livent does not expect to see a meaningful change in demand for high-performance lithium hydroxide for use in high-nickel cathode chemistries until late 2019 or early 2020 and has reduced its full-year forecasts for volume and pricing accordingly. These reductions, combined with cost headwinds from the Argentina operations due to lost production in the first quarter and unfavorable

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currency movements, has resulted in lower full-year revenue and earnings guidance.
“We are seeing weaker near-term demand for our high-performance lithium hydroxide, as several major customers have informed us about recent decisions to delay their own commercial launches of high-nickel cathode chemistries,” continued Graves. “This will result in lower delivered volumes of lithium hydroxide to these customers in 2019 than previously indicated and lower overall sales volumes for the year. In addition, it will result in Livent selling more hydroxide in China for use in cathode chemistries where performance requirements are not as high.”
As a result, Livent has revised its full-year 2019 guidance, with revenue expected to be in a range of $435 million to $475 million, Adjusted EBITDA to be in a range of $125 million to $145 million and adjusted earnings per share to be in a range of 56 cents to 66 cents per diluted share.
“Despite weaker current market conditions, the outlook for electric vehicles and lithium demand remains positive,” added Graves. “We have seen multiple OEMs announcing more detailed plans for new EV model launches. Importantly, for the first time they are now specifying performance requirements that will require the use of high-nickel cathode chemistries, which increases our confidence in the growing importance of high-performance lithium hydroxide.”

The table below provides additional estimates for select financial items:

Full - Year 2019

Interest expense	$1 - $2	million
Adjusted tax rate	18 - 22	percent
Full-year weighted average diluted shares outstanding	146	million
Depreciation & Amortization	$22 - $26	million
Adjusted cash from operations	$75 - $105	million
Capital additions and other investing activities	$235 - $265	million

Supplemental Information
Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

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About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this presentation are forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of our research and development efforts; volatility in the price for performance lithium compounds; risks relating to our planned production expansion and related capital expenditures; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina and other countries where we have active operations, including China; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of our separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in our 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform our prior statements to actual results or revised expectations.

1.
Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA and adjusted cash from operations, we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$98.3	$102.8
Costs of sales	65.6	50.6
Gross margin	32.7	52.2
Selling, general and administrative expenses	9.2	3.6
Corporate allocations	—	5.1
Research and development expenses	0.8	1.0
Restructuring and other charges	0.1	2.1
Separation-related costs	1.6	—
Total costs and expenses	77.3	62.4
Income from operations before non-operating pension benefit and settlement charges and income taxes	21.0	40.4
Non-operating pension benefit and settlement charges	—	0.2
Income from operations before income taxes	21.0	40.2
Provision for income taxes	4.1	8.0
Net income	$16.9	$32.2
Weighted average common shares outstanding - basic (1)	146.0	123.0
Net income per weighted average share - basic	$0.12	$0.26
Weighted average common shares outstanding - diluted (1)	146.5	123.0
Net income per weighted average share - diluted	$0.12	$0.26
____________________

(1)
For the prior period presented, the weighted average shares outstanding for both basic and diluted earnings per share was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which was the number of shares issued to FMC in part in exchange for the asset contribution by FMC to us. Weighted average shares outstanding for the prior period excludes the 23.0 million shares of common stock subsequently issued as part of the public offering and over-allotment option exercise.

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net income to Adjusted EBITDA.

	Three Months Ended
	March 31,
(In Millions)	2019	2018
Net income (GAAP)	$16.9	$32.2
Add back:
Provision for income taxes	4.1	8.0
Depreciation and amortization	4.9	4.3
EBITDA (Non-GAAP) (1)	$25.9	$44.5
Add back:
Restructuring and other charges (a)	0.1	2.1
Non-operating pension benefit and settlement charges (b)	—	0.2
Separation-related costs (c)	1.6	—
Adjusted EBITDA (Non-GAAP) (1)	$27.6	$46.8
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense (benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges (income), non-operating pension expense (benefit) and settlement charges, and separation-related costs. Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results noted above. These elements reflect operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity.

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RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(In Millions)	Three Months Ended March 31,
	2019	2018
Net income (GAAP)	$16.9	$32.2
Corporate special charges:
Restructuring and other charges (a)	0.1	2.1
Non-operating pension benefit and settlement charges (b)	—	0.2
Separation-related costs (c)	1.6	—
Income tax benefit on Corporate special charges (d)	(0.4)	(0.5)
Tax adjustment (e)	(0.1)	(0.7)
Adjusted after-tax earnings (Non-GAAP) (1) (2)	$18.1	$33.3

Diluted earnings per common share (GAAP)	$0.12	$0.26
Adjustment from GAAP to Non-GAAP average number of shares outstanding (2)	—	(0.04)
Diluted earnings per common share (Non-GAAP)	0.12	0.22
Corporate special charges per diluted share, before tax:
Restructuring and other charges, per diluted share	—	0.01
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.12	$0.23
Adjusted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP) (2)	146.5	146.5
___________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of corporate special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP). Refer to note 2 below for further information.

(2)
The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for the three months ended March 31, 2018 on the condensed combined statements of operations was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which reflects the number of shares held by FMC prior to the IPO. This results in both basic and diluted earnings per share (GAAP) of $0.26 for the three months ended March 31, 2018. The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for the three months ended March 31, 2019 was calculated using 146.5 million shares of common stock outstanding, resulting in both basic and diluted earnings per share (GAAP) of $0.12.

Assuming adjusted weighted average shares outstanding of 146.5 million, which was the total number of weighted shares outstanding as of March 31, 2019, adjusted after-tax earnings per share would be $0.12 and $0.23 for the three months ended March 31, 2019, and 2018, respectively.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results. These elements reflect the operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity.

(d)
The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.

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(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.

	Three Months Ended March 31,
(In Millions)	2019	2018
Tax adjustments:
Revisions to our tax liabilities due to finalization of prior year tax returns	$0.4	$(0.3)
Foreign currency remeasurement and other discrete items	(0.5)	(0.4)
Total tax adjustments	$(0.1)	$(0.7)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Three Months Ended
	March 31,
(In Millions)	2019	2018
Cash required by operating activities (GAAP)	$(1.4)	$(0.9)
Separation-related activities (1)	23.1	—
Adjusted cash from operations (Non-GAAP) (2)	$21.7	$(0.9)
___________________

(1)
Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes Separation-related costs.

(2)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$17.8	$28.3
Trade receivables, net of allowance of $0.1 in 2019 and $0.1 in 2018	115.1	141.4
Inventories, net	84.4	71.8
Prepaid and other current assets	56.5	59.8
Total current assets	273.8	301.3
Property, plant and equipment, net	296.6	275.7
Right of use assets - operating leases	15.9	—
Deferred income taxes	2.4	3.0
Other assets	81.4	80.0
Total assets	$670.1	$660.0

Accounts payable, trade and other	$61.9	$72.0
Accrued and other current liabilities	14.9	46.8
Income taxes	2.3	1.6
Total current liabilities	79.1	120.4
Long-term debt, less current portion	50.0	34.0
Operating lease liabilities - long-term	14.3	—
Long-term liabilities	19.8	17.7
Total equity	506.9	487.9
Total liabilities and equity	$670.1	$660.0

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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In Millions)	2019	2018
Cash required by operating activities	$(1.4)	$(0.9)
Cash required by investing activities	(25.3)	(11.4)
Cash provided by financing activities	15.9	12.4
Effect of exchange rate changes on cash	0.3	0.1
(Decrease) increase in cash and cash equivalents	(10.5)	0.2
Cash and cash equivalents, beginning of year	28.3	1.2
Cash and cash equivalents, end of period	$17.8	$1.4

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